Exhibit 99.1

SPARK NETWORKS® ADDS TO ITS BOARD OF DIRECTORS WITH APPOINTMENT OF MICHAEL BRODSKY

LOS ANGELES, CA, November 2, 2015 – Spark Networks Inc., (NYSE MKT:  LOV), a leader in creating communities that help individuals form life-long relationships, today announced an addition to its Board of Directors with the appointment of Michael Brodsky.  Mr. Brodsky was recommended by Lloyd I. Miller, III, a beneficial owner of over 10% of Spark Networks’ outstanding stock and will be joining the board as of November 5, 2015.

Mr. Brodsky brings to the Spark board a significant amount of experience as an investor, board director and operating executive.  Since 2014 he has managed Vajra Asset Management, an investment firm he founded that invests in small public companies. He has also served on a number of publicly traded company boards of directors including serving as Chairman of Determine, Inc, an enterprise SaaS-based to “source-to-pay” solutions provider, since 2013.  Previously, he managed a public equity investment fund for the Pritzker Group in Chicago. He also served as Chairman and CEO of Youbet.com and, after its acquisition by Churchill Downs, served on the Churchill board.  Mr. Brodsky served as CFO of the Away Network, an on-line travel media company acquired by Orbitz.  He holds a MBA from the Kellogg School of Management at Northwestern University, a J.D. from Northwestern University Law School and a B.A. from Syracuse University.

In announcing the nomination, Michael Egan, Spark Networks’ Chief Executive Officer, said, "We look forward to having Mr. Brodsky join the Board of Directors, and to leveraging his perspectives and experience as we continue to execute against our strategic plan.”

Mr. Brodsky stated, “I’m excited to be joining the Spark team at this juncture of its turn-around.  The company owns highly recognizable brands in an exciting and evolving market and the new executive team is beginning to show solid results.  I look forward to partnering with the executives and the other board members to help drive the company forward.”

On behalf of the Lloyd Miller Group, Mr. Miller stated, “I’ve been following the progress of the new Spark Board and management team for a year now and feel that they are on the right path to bringing growth and profitability back into the company.  Given Michael’s background managing technology businesses as well his experience driving to create shareholder value, I’m very pleased that he is joining the board.”

As part of the nomination process, Mr. Miller and Mr. Brodsky have entered into a standard form of indemnification with the company, the details of which have been filed on Form 8-K with the SEC.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the growth and profitability of the Company. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: successfully implement our strategy to stabilize our subscriber base and grow; avoid significant subscriber declines; attract and retain members; convert members into paying subscribers and retain our paying subscribers; retain and enhance the new marketing team; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes, including making the technology stack more nimble; drive use of newly-updated mobile applications; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's filings with the Securities and Exchange Commission ("SEC"), and in the Company's other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or provide similar metrics in future periods.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:

Robert O’Hare

rohare@spark.net